UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 4, 2018
Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)

The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2401
(Address of principal executive offices, including zip code)

(888) 762-2265
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On January 4, 2018, the board of directors (the "Board") of The PNC Financial Services Group, Inc. ("PNC") increased the number of directors from 14 to 16 and appointed Linda R. Medler and Martin Pfinsgraff to serve on the Board effectively immediately. Linda R. Medler, Brigadier General, United States Air Force (Retired), is the president and chief executive officer of LA Medler and Associates, LLC, providing cyber strategy consulting services to commercial clients and numerous U.S. Department of Defense customers. Mr. Pfinsgraff is the former senior deputy comptroller for large bank supervision at the Office of the Comptroller of the Currency.
Ms. Medler was appointed to the Risk Committee and the Technology Subcommittee of the Risk Committee. Mr. Pfinsgraff was appointed to the Audit Committee and the Risk Committee. Ms. Medler and Mr. Pfinsgraff were also appointed as directors of PNC Bank, National Association.
The Board determined that each of Ms. Medler and Mr. Pfinsgraff is independent under the director independence standards established by the New York Stock Exchange. Ms. Medler and Mr. Pfinsgraff will receive compensation in accordance with PNC's non-employee director compensation program described in PNC's 2017 Proxy Statement filed with the U.S. Securities and Exchange Commission on March 15, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: January 4, 2018	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller